UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

K2 INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Carlsbad, CA	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 9.     Regulation FD Disclosure.

On February 17, 2004, during a conference call concerning fourth quarter 2003 earnings and forward-looking statements for fiscal 2004 and first quarter 2004 of K2 Inc. (“K2”), and in connection with filing its earnings release on February 17, 2004 on a current report on Form 8-K, K2 provided the following information:

In fourth quarter 2003, K2 sales were $193.8 million, of which $57.5 million were from businesses acquired in 2003. Sales in fourth quarter 2002 were $119.4 million, and no material acquisitions were completed in that quarter. On May 19, 2003, K2 sold its light pole division, which contributed sales of $8.3 million in 2002 fourth quarter. Sales in fourth quarter 2003, excluding sales from acquisitions and the light pole division were $136.3 million, and sales in fourth quarter 2002 excluding the light pole division were $111.1 million, which represents sales growth excluding acquisitions and divestitures of 23% comparing fourth quarter 2002 to fourth quarter 2003;

Over 75% of K2’s products are directly sourced from K2 controlled factories, including K2 owned or leased factories and factories over which K2 exerts significant control (contractually and by direct sourcing);

As of December 31, 2003, when compared to December 31, 2002, accounts receivable decreased $5.2 million, or 4%, and inventories increased $11.6 million, or 8%, and in each case excluding accounts receivable from acquisitions made in fiscal 2003; and

K2’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) increased to $51 million in fiscal 2003 from $41 million in fiscal 2002. EBITDA is a non-GAAP financial measure which represents K2’s net income determined in accordance with accounting principles generally accepted in the United States (“GAAP”) excluding the effects of interest, income taxes, depreciation and amortization. This EBITDA calculation was provided because it is a financial indicator commonly used by investors and analysts (and was requested by an analyst on this conference call) to analyze and compare companies on the basis of operating performance. K2 believes that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effect of the Company’s chosen capital structure. Though management finds EBITDA, as well as earnings before interest and taxes (“EBIT”), useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per share in accordance with GAAP. Therefore, management always uses EBITDA and EBIT in conjunction with GAAP earnings and earnings per share measures. The Company believes that EBITDA and EBIT provide investors with an additional tool for evaluating the Company’s performance, and a base line for assessing the future earnings potential of the Company. While the GAAP results are more complete, K2 has chosen to allow investors to have this supplemental metric because, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results. This financial measure should not be considered as an alternative to any measure of performance promulgated under GAAP. Also, K2’s calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

The information is this Item is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.” The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2004	K2 INC.

	By:	/s/ John J. Rangel
John J. Rangel
Senior Vice President and Chief Financial Officer